Exhibit 99.2

Uranium Resources, Inc. Receives Ruling from Tenth Circuit Court of Appeals

ALBUQUERQUE, N.M.--(BUSINESS WIRE)--April 20, 2009--Uranium Resources, Inc. (NASDAQ: URRE) (URI) announced today that on Friday, April 17, 2009, the United States Court of Appeals for the Tenth Circuit issued its 2 to 1 decision ruling that Section 8 of URI’s Churchrock property in New Mexico is Indian country. Section 8 is owned in fee by URI’s subsidiary Hydro Resources, Inc. Indian country falls under the jurisdiction of the United States Environmental Protection Agency (USEPA), and not the State of New Mexico, to administer the Underground Injection Control (UIC) program permit which URI requires for in situ recovery (ISR) mining of that property.

“This ruling deals with who will issue the UIC permit and not whether the permit will be issued,” noted Dave Clark, President and CEO of URI. “We will evaluate our options and proceed in a manner that allows the Churchrock mine to begin operating in the shortest period of time.”

The jurisdictional dispute originated among the State of New Mexico, the USEPA and the Navajo Nation and was initially taken to the Tenth Circuit Court of Appeals which in January 2000 remanded it to the USEPA. In February 2007, the USEPA reached a decision, which was subsequently appealed to the Tenth Circuit, that Section 8 is Indian country, and therefore under its jurisdiction to administer the UIC program permit.

ABOUT URANIUM RESOURCES, INC.

Uranium Resources Inc. explores for, develops and mines uranium. Since its incorporation in 1977, URI has produced over 8 million pounds of uranium by in-situ recovery (ISR) methods in the state of Texas where the Company currently has ISR mining projects. URI also has 183,000 acres of uranium mineral holdings and 101.4 million pounds of in-place mineralized uranium material in New Mexico. The Company acquired these properties over the past 20 years along with an extensive information database. URI’s strategy is to capitalize on the strong global market for uranium by fully exploiting its resource base in Texas and New Mexico, acquiring new assets and through joint ventures or partnerships. Uranium Resources routinely posts news and other information about the Company on its web site at www.uraniumresources.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company’s mineralized uranium materials, timing of receipt of mining permits, production capacity of mining operations planned for properties in South Texas and New Mexico, planned dates for commencement of production at such properties, revenue, cash generation and profits are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the spot price and long-term contract price of uranium, weather conditions, operating conditions at the Company’s mining projects, government regulation of the mining industry and the nuclear power industry, world-wide uranium supply and demand, availability of capital, timely receipt of mining and other permits from regulatory agents and other factors which are more fully described in the Company’s documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

CONTACT:
Investors
Kei Advisors LLC
Deborah K. Pawlowski, 716-843-3908
dpawlowski@keiadvisors.com
or
James M. Culligan, 716-843-3874
jculligan@keiadvisors.com
or
Company Media
Uranium Resources, Inc.
April Wade, 505-440-9441
awade@uraniumresources.com
or
Company
Uranium Resources, Inc.
David N. Clark, 972-219-3330
President and CEO